Exhibit 3.200.5



                                     BYLAWS*

                                       OF

                         CITIZENS COMMUNICATIONS COMPANY













* As amended March 9, 1937; May 12, 1942; June 15, 1946; October 1, 1946; May 23, 1947; January 7, 1948; April 1, 1948; March 31, 1949; January 26, 1951;
April 11, 1952;  July 28, 1954;  February 24, 1960;  November 18, 1963;  May 10,
1966;  February 3, 1967;  April 10, 1968; April 17, 1970; June 11, 1970; June 7,
1974;  August 8,  1975;  November  7, 1980;  January  16,  1981;  March 3, 1981;
February 20, 1986; June 5, 1987; August 8, 1988; May 5, 1989; May 31, 1989; June
23, 1989; September 11, 1989 (clerical correction); May 1, 1990; April 14, 1992; February 17, 1993, February 8, 1994 (clerical correction); October 24, 1995; August 8, 1996 (clerical correction); December 17,1996; January 20, 1998; May 20, 1999; July 18, 2000; March 6,2002; May 16, 2002; July 30, 2002; April 1,
2003; and July 10, 2004.

                                     BYLAWS
                                       OF
                         CITIZENS COMMUNICATIONS COMPANY

                                      TITLE

     1. The title of this corporation is CITIZENS COMMUNICATIONS COMPANY.

                               LOCATION OF OFFICES

     2. The principal office of the corporation in Delaware shall be in Wilmington and the resident agent in charge thereof shall be THE CORPORATION TRUST COMPANY, The Corporation Trust Center, 1209 Orange Street.

     The corporation may also have an office or offices at such other places within or without the State of Delaware as the Board of Directors may from time to time designate.

                                 CORPORATE SEAL

3. The corporate seal shall be circular in form and have inscribed thereon the name of the corporation, the year of its incorporation (1935) and the words "Incorporated Delaware".

                            MEETINGS OF STOCKHOLDERS

4. All meetings of stockholders shall be held at the offices of the corporation or such other place as shall be designated by the Board of Directors of the corporation.

     Annual Meetings of Stockholders shall be held on a date and at a time designated by the Board of Directors of the corporation. At each annual meeting the stockholders shall elect a Board of Directors, such election to be by majority of the stock present or represented by proxy, and entitled to vote at the meeting.

     Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by written proxy signed by him, for each share of stock held by him, but no proxy shall be voted on after one year from its date. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided.

     Special meetings of the stockholders may be called by the Chief Executive Officer and shall be called on the request in writing or by vote of a majority of the Board of Directors or on request in writing of stockholders of record owning fifty percent (50%) in amount of the capital stock of the corporation outstanding and entitled to vote. Any such request by stockholders shall set forth a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting.

     The record date for determining the stockholders of record entitled to vote at a special meeting called on the written request of stockholders shall be fixed by resolution of the Board of Directors. Written notice of such record date shall be sent promptly to stockholders and the meeting shall be held on such date as shall be determined by the Board of Directors which shall be not less than sixty (60) nor more than one hundred and twenty (120) days after the date on which a proper demand for a stockholders meeting has been made by stockholders.

     The Board of Directors may determine rules and procedures for the conduct of the special meeting.

     No business may be transacted at a special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the special meeting by any stockholder of the corporation who complies with the procedures set forth in this Bylaw.

     Notice of each meeting of stockholders, whether annual or special, shall be mailed by the secretary to each stockholder of record, at his or her post office address as shown by the stock books of the Company, at least ten days and not more than sixty days prior to the date of the meeting. If the transfer books are closed or a record date is fixed in connection with an annual meeting, as permitted by By-Law 17, the notice of the meeting shall be given to the stockholders of record as of the time said books are closed or record date is fixed, but if the transfer books are not closed or a record date is not fixed, said notice shall be given to the stockholders of record at the time the notice is mailed.

     The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn any meeting from time to time without further notice until a quorum is secured.

     No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice of the annual meeting provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Bylaw.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

     To be timely, a stockholder's notice to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary of the corporation must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to
Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder.

     No business shall be conducted at any annual meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Bylaw; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Bylaw shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     In addition, notwithstanding anything in this Bylaw to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Bylaw 5 for such nominations to be properly brought before such meeting.

                                    DIRECTORS

5. The property and business of the corporation shall be managed and controlled by its Board of Directors, which shall consist of not less than seven nor more than fifteen members. The number of Directors shall be fixed from time to time, within the limits prescribed, by resolution of the Board of Directors. As of July 10, 2004, the Board of Directors shall consist of up to twelve members, unless a different number shall thereafter be fixed by resolution of the Board of Directors. Vacancies in the Board of Directors (except vacancies resulting from the removal of directors by stockholders), including vacancies in the Board of Directors resulting from any increase in the number of Directors, may be filled by a majority of the Directors then in office.

     Directors shall otherwise be elected by the stockholders at the annual meeting and shall hold office until the next annual election and until their successors are elected and qualified. At all elections of Directors of this corporation each stockholder shall be entitled to one vote in person or by written proxy signed by him, for each share of stock owned by him, and election shall be by majority vote of the stock present or represented by proxy and entitled to vote at the meeting. The stockholders of this corporation shall have no preemptive right to subscribe to any issue of shares of stock of this corporation now or hereafter made.

     A Director may be designated a "Director Emeritus" of the Company by the vote of the Board of Directors. A Director Emeritus shall be invited to attend all meetings of the Board of Directors but shall not have the right to vote. A Director Emeritus shall receive such compensation as the Board shall determine.

     A Director Emeritus shall be designated by the Board of Directors for a one-year term (and may be reappointed) at the Annual Meeting of the Board of Directors following the Company's Annual Meeting of Stockholders.

     The Board of Directors shall have an Executive Committee. The Executive Committee of the Board shall consist of four (4) members, to be appointed by and to serve at the pleasure of the Board. The Chief Executive Officer shall be the Chairman of the Executive Committee. During intervals between meetings of the Board, the Committee shall have the power and authority of the Board of Directors of the management of the business affairs and property of the Company.

     A majority of the Directors in office shall be independent directors as hereinafter defined. At the time that the nominees for the Board of Directors are selected for proposal for election at the Annual Meeting of Stockholders, the Board of Directors will review the circumstances of each nominee and determine whether he or she is an independent director. If it should be determined that a majority of the nominees are not independent directors, the Nominating and Corporate Governance Committee shall take steps to select and recommend the nomination of a sufficient number of individuals who are independent directors so that a majority of members of the Board of Directors shall be independent directors.

     The Board of Directors shall have a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of not less than two directors and not more than four directors, to be appointed by and to serve at the pleasure of the Board. Each member of the Nominating and Corporate Governance Committee shall be an independent director as hereinafter defined. The Nominating and Corporate Governance Committee shall consider recommendations of individuals who may be expected to make contributions to the Company or members of the Board of Directors. The Nominating and Corporate Governance Committee shall establish procedures for the nominating process and make recommendations to the Board of Directors annually for the slate of nominees for the Board of Directors to be proposed at the Annual Meeting of Stockholders. In addition, the Nominating and Corporate Governance Committee shall take a leadership role in shaping the corporate governance of the Company, including making recommendations on matters relating to the make-up of the Board and its various committees and corporate governance principles applicable to the Company.

     The Board of Directors shall have a Compensation Committee. The Compensation Committee shall consist of not less than two directors and not more than five directors, to be appointed by and to serve at the pleasure of the Board. Each member of the Compensation Committee shall be an independent director as hereafter defined. The Compensation Committee shall consider matters related to compensation of officers, directors and employees of the Company and to make recommendations with respect thereto to the Board of Directors. The Compensation Committee shall have the authority to retain independent legal counsel and compensation advisors.

     The Board of Directors shall have an Audit Committee. The Audit Committee shall consist of not less than three Directors, to be appointed and to serve at the pleasure of the Board. Except as otherwise provided by such rules, each member of the Audit Committee shall be qualified to serve thereon in accordance with the applicable rules of the New York Stock Exchange. The Audit Committee shall have such powers, duties and authority as shall be determined by resolution of the Board of Directors from time to time, including as set forth in the charter of the Audit Committee adopted by the Board of Directors in accordance with the rules of the New York Stock Exchange.

     For purposes of this Article 5 and Article 9 of the Bylaws, "independent director" shall mean a director who is:

          (a) an individual who is not and has not been employed as an executive officer by the Company (or any corporation, the majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by the Company) within three (3) fiscal years immediately prior to his or her most recent election or appointment as a member of the Board of Directors; or

          (b) an individual who is not a regular paid advisor or consultant to the Company and who is not an affiliate (within the meaning of Exchange Act Rule 12b-2 of the Securities and Exchange Commission) of any entity that is a regular paid advisor or consultant to the Company; or

          (c) an individual who is not an employee or owner of five percent (5%) or more of the voting stock of any business or professional entity that has made, during the Company' s last full fiscal year, payments to the Company or its subsidiaries for property, goods or services in excess of five percent (5%) of the lesser of (i) the Company's consolidated gross revenues for its last full fiscal year, or (ii) such other entity's consolidated gross revenues for its last full fiscal year; or

          (d) an individual who is not an employee or owner of five percent (5%) or more of the voting stock of any business or professional entity to which the Company or its subsidiaries have made, during the Company's last full fiscal year, payments for property, goods or services in excess of five percent (5%) of the lesser of (i) the Company's consolidated gross revenues for its last full fiscal year, or (ii) such other entity's consolidated gross revenues for its last full fiscal year; or

          (e) an individual who is not a party to a personal service contract with the Company pursuant to which fees or other compensation received by the individual from the Company during his or her last full fiscal year (other than fees received as a member of the Company's Board of Directors or a committee thereof so as to require description of such contract under
     Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, as in effect on January 1, 1994; or

          (f) an individual who is not employed by a tax-exempt organization that received, during its last full fiscal year, contributions from the Company in excess of five percent (5%) of the lesser of (i) the consolidated gross revenues of the Company during its last full fiscal year, or (ii) the contributions received by the tax-exempt organization during its last full fiscal year; or

          (g) an individual who has not carried out a transaction or did not have a relationship, during the Company's last full fiscal year, such that the specifics of a transaction would be required to be described under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, as in effect on January 1, 1994; or

          (h) an individual who is not employed by a public company at which an executive officer of the Company serves as a member of the board of directors;

                           or

          (i) an individual who has not had any relationship described in paragraphs (a) - (h) with any corporation, the majority of the voting stock of which is owned directly or indirectly, through one or more subsidiaries, by the Company; or

          (j) an individual who is not a member of the immediate family of any person described in paragraphs (a) - (i). For these purposes, an individual's immediate family shall include such individual's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-laws, and brothers and sisters-in-law.

     The term "independent director" shall have no legal significance under applicable corporate or securities law or in any respect other than for the purposes of this Bylaw. No inference shall be drawn that a director is "not independent," "interested," or "a party to a contract or transaction" or has a "financial interest" in any contract or transaction within the meaning of any applicable corporate or securities law, and no director shall be disqualified from taking action or refraining from acting on any matter coming before the Board of Directors by reason of his or her status as an independent director under this Bylaw.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors or the Nominating and Corporate Governance Committee, or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Bylaw.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                              POWERS OF DIRECTORS

6. The Board of Directors shall have all such powers as may be exercised by the Corporation, subject to the provisions of the statutes, the Certificate of Incorporation, and the Bylaws.

                             MEETINGS OF DIRECTORS

7. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified by the Chief Executive Officer in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings of the Board of Directors may be held at any time upon the call of two (2) Directors or of the Chief Executive Officer by oral, telegraphic, written, electronic mail or other electronic notice duly sent or mailed to each Director not less than twenty-four (24) hours before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing. (Telephone Participation in Meetings)

     Members of the Board of Directors (or any committees thereof) may participate in a meeting of the Board of Directors (or of such committees) by means of conference telephone or other communications equipment via which all persons participating can hear each other. Such participation in the substantive discussion and determinations of a meeting shall constitute presence in person at such meeting.

     A majority of the Directors shall constitute a quorum, but a smaller number may adjourn any meeting from time to time without further notice until a quorum is secured.

                            OFFICERS OF THE COMPANY

8. The officers of the Company shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more vice presidents (with such duties and titles as may be assigned to them), a secretary, a treasurer, one or more assistant vice presidents (with such duties and titles as may be assigned to them), and such other officers as may from time to time be chosen by the Board of Directors.

     The officers of the Company shall hold office until their successors are elected and qualified. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                             DUTIES OF THE CHAIRMAN

9. Unless otherwise determined by resolution of the Board, the Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. In his or her absence, any independent director who has been designated as a lead director by the Board of Directors or any other Director designated by the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman shall have such other powers and duties as the Board shall determine from time to time by resolution.

                      DUTIES OF THE CHIEF EXECUTIVE OFFICER

     9A. The Chief Executive Officer shall be the chief executive officer of the Company and it shall be the duty of the Chief Executive Officer to carry into effect all orders, resolutions, and policy determinations of the Board of Directors; to execute all contracts and agreements; to keep the seal of the Company; and to sign and to affix the seal of the Company to any instrument requiring the same, which seal shall be attested by the signature of the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer. He shall have the general supervision and direction of the other officers of the Company.

     He shall submit a report of the operations of the Company for the year to the Directors at their meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.

     He shall have the general duties and powers of supervision and management usually vested in the chief executive officer of a corporation.

     The Chief Executive may also hold another office with the Company. Accordingly, the duties and responsibilities of the position may be assigned by the Board of Directors to any Company officer.

                             DUTIES OF THE PRESIDENT

9B. Unless otherwise decided by the Board of Directors, the President shall be the chief administrative officer of the Company. It shall be his duty to see that all orders and policy determination conveyed by the Chief Executive Officer are carried into effect. He shall have the general supervision and direction of the operations and administration of the affairs of the Company and general supervision and direction of the other officers and employees of the Company and shall see that their duties are properly performed.

                                 VICE PRESIDENT

     10. The vice president or vice presidents, in the order of their seniority, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

                             CHIEF EXECUTIVE PRO TEM

     11. In the absence or disability of both the Chief Executive Officer and President, the Board may appoint a chief executive pro tem.

                                    SECRETARY

     12. The secretary shall attend all meetings of the corporation and the Board of Directors. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and Directors and shall perform such other duties as shall be assigned to him by the Chief Executive Officer, President or the Board of Directors.

                                    TREASURER

     13. The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, or Chief Executive Officer or President, taking proper vouchers for such disbursements and shall render to the Chief Executive Officer, President and Directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

     He shall keep an account of stock and income notes registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

     He shall give the corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the Board of Directors may from time to time prescribe or require.

                       DUTIES OF OFFICERS MAY BE DELEGATED

     14. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate his powers or duties to any other officer or to any Director for the time being. The duties relating to the execution of contracts and agreements and the signing of instruments and affixing the seal of the Company and other matters may be delegated to any officer, from time to time, as the Board shall see fit.

                              CERTIFICATES OF STOCK

     15. Certificates of stock shall be signed by the Chairman, President or a vice president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim.

                                TRANSFER OF STOCK

     16. All transfer of stock of the corporation shall be made upon its books upon presentation of the certificate or certificates therefor, properly endorsed by the holder of the shares in person or by his lawfully constituted representative, and upon surrender of such certificate or certificates of stock for cancellation.

                            CLOSING OF TRANSFER BOOKS

     17. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date for any meeting of stockholders or for payment of any dividend or for the allotment of rights or when any change or conversion or exchange of capital stock shall go into effect. In lieu of so closing the books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the abovementioned dates, as a record date for the determination of the stockholders entitled to notice of or to vote at any such meeting, any adjournment thereof, or entitled to dividends or other rights hereinbefore mentioned.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors (or such later date as the stockholder may request). Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the corporation at its principal executive offices. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                             STOCKHOLDERS OF RECORD

     18. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                   FISCAL YEAR

     19. The fiscal year of the corporation shall begin on the first day in January in each year.

                                   DIVIDENDS

     20. Dividends, to the extent not restricted by provisions of the corporation's Certificate of Incorporation or by subsisting agreements of the corporation, may be declared by the Board of Directors and paid in cash, in property, or in shares of the capital stock of the corporation to the extent permitted by law, out of net assets in excess of its capital or out of its net profits, provided there shall be no impairment of the capital of the corporation represented by its issued and outstanding stock of all classes having a preference upon the distribution of assets.

                                BOOKS AND RECORDS

     21. The books, accounts, and records of the corporation may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Directors.

                                     NOTICES

     22. Notice required to be given under the provisions of these Bylaws to any Director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed or unsealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed; provided, however, that any notice to Directors may also be made by oral, telegraphic, electronic mail or other electronic transmission, and such notice shall be deemed to be given at the time when the same shall be sent or given. In computing the number of days notice required for any meeting, the day on which the notice shall be deposited in the mail or sent by telegraph shall be excluded; provided, however, that in computing the number of hours required for any oral, telegraphic, electronic mail or other electronic notice to Directors of a special meeting of Directors, the time of delivery of such notice shall be the time of sending or giving such notice.

                                WAIVER OF NOTICE

     23. Any stockholder, officer, or Director may waive in writing, or by telegraph, any notice required to be given under these Bylaws, whether before or after the time stated therein.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

24. Paragraph (a). Right of Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal administrative or investigative (including, without limitation, any action or proceeding by or in the right of the Corporation to procure a judgement in its favor) (a "Proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The right to indemnification conferred in this By-law shall include the right to receive payment of any expenses incurred by the indemnitee in connection with such Proceeding in advance of the final disposition of the Proceeding, consistent with applicable law as then in effect. All rights to indemnification conferred in this By-law, including rights to the advancement of expenses and the evidentiary, procedural and other provisions of this By-law, shall be contract rights. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with the same, or with more or less, scope and extent as herein provided for officers and directors. No amendment to the Restated Certificate of Incorporation or amendment or repeal of the By-laws purporting to have the effect of modifying or repealing any of the provisions of this By-law in a manner adverse to the indemnitee shall abridge or adversely affect any right to indemnification or other similar rights and benefits with respect to any acts or omissions occurring prior to such amendment or repeal. This By-law shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Bylaw. The phrases "this By-law" and "By-law" shall refer to "By-laws 24 and 24A," and for all purposes, except the corporate procedure required for amendment of the By-law, this By-law shall be considered as one By-law.

     Paragraph (b). By-Law Not Exclusive. The right of indemnification, including the right to receive payment in advance of expenses, conferred in this By-law shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Restated Certificate of Incorporation, By-law, agreement, applicable corporate law and statute, vote of disinterested directors or stockholders or otherwise. The indemnitee is free to proceed under any of the rights or procedures available to him.

     Paragraph (c). Burden of Proof. In any determination, review of a determination, action, arbitration, or other proceeding relating to the right to indemnification conferred in this By-law, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination that the indemnitee is not entitled to indemnity and also the burden of proof on any of the issues which may be material to a determination that the indemnitee is not entitled to indemnification. Neither a failure to make such a determination of entitlement nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in an action or proceeding brought by the indemnitee or by or on behalf of the Corporation relating to indemnification or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be further indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

     Paragraph (d). Advancement of Expenses. All reasonable expenses incurred by or on behalf of indemnitee in connection with any Proceeding shall be advanced from time to time to the indemnitee by the Corporation promptly after the receipt by the Corporation of a statement from the indemnitee requesting such advance, whether prior to or after final disposition of such Proceeding.

     Paragraph (e). Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, or may become an officer, director, employee, agent, attorney, trustee or representative (any of the foregoing being herein referred to as a "Representative") of the Corporation or, at the request of the Corporation, a Representative of another corporation or entity, against any expenses, liability or loss asserted against him or incurred by him in connection with any Proceeding in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of this By-law or otherwise. The Corporation may enter into contracts with any Representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of this By-law. Such contracts shall be deemed specifically approved and authorized by the stockholders of the Corporation and not subject to invalidity by reason of any interested directors. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

     Paragraph (f) Severability; Statutory Alternative. If any provision or provisions of this By-law shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of all of the remaining provisions of this By-law shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the remaining provisions of this By-law shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. In the event that the indemnitee elects, as an alternative to the procedures specified in this By-law, to follow one of the procedures authorized by applicable corporate law or statute to enforce his right to indemnification and notifies the Corporation of his election, the Corporation agrees to follow the procedure so elected by the indemnitee. If in accordance with the preceding sentence, the procedure therefor contemplated herein or the procedure elected by the indemnitee in any specific circumstances (or such election by the indemnitee) shall be invalid or ineffective in bringing about a valid and binding determination of the entitlement of the indemnitee to indemnification, the most nearly comparable procedure authorized by applicable corporate law or statute shall be followed by the Corporation and the indemnitee.

     Paragraph (g). Certain Limitations. The corporation shall indemnify any indemnitee as provided in By-laws 24 and 24A in connection with a Proceeding initiated by such indemnitee only if such Proceeding was authorized by the Board of Directors of the corporation; provided, however, that the corporation shall further indemnify an indemnitee in connection with a Proceeding to enforce such indemnitee's rights under By-laws 24 and 24A.

     24A. Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this By-law, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this By-law:

Section 1. Advancement of Expenses. The advancement or reimbursement of expenses to an indemnitee shall be made within 20 days after the receipt by the Corporation of a request therefor from the indemnitee. Such request shall reasonably evidence the expenses incurred or about to be incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses.

     Section 2. Procedure for Determination of Entitlement to Indemnification.

     Section 2.l. To obtain indemnification (except with respect to the advancement of expenses), an indemnitee shall submit to the Chief Executive Officer or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the "Supporting Documentation"). The Secretary of the Corporation shall promptly advise the Board of Directors in writing that the indemnitee has requested indemnification. The determination of the indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request and Supporting Documentation.

     Section 2.2. The indemnitee's entitlement to indemnification shall be determined in one of the following ways: (a) by a majority vote of the Disinterested Directors (as hereinafter defined) (which term shall mean the
Disinterested Director, if there is only one); (b) by a written opinion of the Independent Counsel (as hereinafter defined) if (i) a majority of the Disinterested Directors so directs; (ii) there is no Disinterested Director, or
(iii) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests in which case the Disinterested Directors shall be deemed to have so directed; (c) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (d) as provided in Section 3 of this By-law.

Section 2.3. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2.2 of this By-law, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

Section 3. Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this By-law, the indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation, and thereafter in any determination or review of any determination, and in any arbitration, proceeding or adjudication the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 2.2 of this By-law to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification. In either case, the indemnitee shall be entitled to such indemnification, unless (a) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (b) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the indemnitee's sole option, arbitration (as provided in Section 4 of this By-law). The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the indemnitee is not entitled to indemnification. With regard to the right to indemnification for expenses, (a) if and to the extent that the indemnitee has been successful on the merits or otherwise in any Proceeding, or (b) if a Proceeding was terminated without a determination of liability on the part of the indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the indemnitee with respect to a claim, issue or matter therein, or (c) if and to the extent that the indemnitee was not a party to the Proceeding, the indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be defeated or diminished by any determination which may be made pursuant to clauses (a), (b) or (c) of Section 2.2. The indemnitee shall be presumptively entitled to indemnification in all respects for any act, omission or conduct taken or occurring which (whether by condition or otherwise) is required, authorized or approved by any order issued or other action by any commission or governmental body pursuant to any federal statute or state statute regulating the Corporation or any of its subsidiaries by reason of its status as a public utility or public utility holding company or by reason of its activities as such. To the extent permitted by law, the presumption shall be conclusive on all parties with respect to acts, omissions or conduct of the indemnitee if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiary. No presumption adverse to an indemnitee shall be drawn with respect to any act, omission or conduct of the indemnitee if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiary taken or occurring in the absence of, or inconsistent with, any order issued or action by any commission or governmental body.

     Section 4. Remedies of Indemnitee.

Section 4.1. In the event that a determination is made pursuant to Section 2 of this By-law that the indemnitee is not entitled to indemnification under this By-law, (a) the indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the indemnitee's sole option, in
(i) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (ii) to the extent consistent with law, arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (b) any such judicial Proceeding or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (c) in any such judicial Proceeding or arbitration the Corporation shall have the burden of proof that the indemnitee is not entitled to indemnification under this By-law.

Section 4.2. If a determination shall have been made or deemed to have been made, pursuant to Sections 2 or 3 of this By-law, that the indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (a) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (b) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the indemnitee's sole option, arbitration (as provided in Section 4.1 of this By-law). In the event that (i) advancement of expenses is not timely made by the Corporation pursuant to this By-law or (ii) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 2 or 3 of this By-law, the indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligations to pay to the indemnitee such advancement of expense of indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of a circumstance described in subclause (a) of this Section 4.2 or a prohibition of law (both of which are herein referred to as a "Disqualifying Circumstance"). In either instance, if the indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 4.1 of this By-law), the indemnitee and the Corporation shall submit the controversy to arbitration. In any such enforcement action or other proceeding whether brought by the indemnitee or the Corporation, indemnitee shall be entitled to indemnification unless the Corporation can satisfy the burden or proof that indemnification is prohibited by reason of a Disqualifying Circumstance.

     Section 4.3. The Corporation shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this By-law are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this By-law.

     Section 4.4. In the event that the indemnitee, pursuant to this By-law, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this By-law, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

     Section 5. Definitions. For purposes of indemnification under this By-law or otherwise. Section 5.1. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (b) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which, members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     Section 5.2. "Disinterested Director" means a Director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the indemnitee.

Section 5.3. "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (a) the Corporation or the indemnitee in any manner or (b) any other party to the Proceeding giving rise to a claim for indemnification under this By-law. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee's rights under this By-law.

     Section 6. Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this By-law or under governing corporate law or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event that Disinterested Directors consider or take action as the Board of Directors, one-third of the total number of Directors in office shall constitute a quorum.

                              AMENDMENTS OF BYLAWS

     25. These By-laws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal any By-laws by a majority vote of the stockholders present and represented at any annual meeting or at any special meeting called for such purpose, and the Board of Directors shall not repeal or alter any By-laws, other than By-law 24A, adopted by the stockholders.